SETTLEMENT AGREEMENT
                                --------------------



               AGREEMENT dated as of the 13th day of September, 1995, by and between MIDLAND ASSOCIATES, a New York partnership having offices at 2611 West Second Street, Brooklyn, New York 11223
          (hereinafter   referred   to   as   "MIDLAND")   and   MANAGEMENT
          TECHNOLOGIES, INC., a New York corporation having offices at 630 Third Avenue, New York, New York 10017 (hereinafter referred to as "MTI").
                                W I T N E S S E T H:
                                - - - - - - - - - -

               WHEREAS, MIDLAND has made a secured loan to MTI on July 11, 1994; and
               WHEREAS, said loan was guaranteed by MTI's wholly owned subsidiaries (Winter Partners); and
               WHEREAS, MTI pledged all of its right, title and interest in shares of stock owned by it in NEW PARADIGM SOFTWARE CORP. ("NPSC"); and
               WHEREAS, MTI and Winter Partners pledged additional collateral to MIDLAND; and
               WHEREAS, the parties are desirous of settling all of the outstanding claims of MIDLAND against MTI.

               NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED, IT IS MUTUALLY AGREED AS FOLLOWS:

               FIRST:              That the sum of $1,064,065.68, inclusive
               ------
          of interest and other related costs, charges and attorneys' fees, is due to MIDLAND, and that in full settlement of MTI's obligation to make payment to MIDLAND, MIDLAND is agreeable to the assignment and transfer of the following:
                                   (a)  439,999 shares of restricted common
          stock owned by MTI in NPSC, representing all of the shares of common stock of NPSC owned by MTI.
                                   (b)  180,000   common   stock   purchase
          warrants owned by MTI in NPSC, representing all of the warrants to purchase common stock of NPSC owned by MTI.
                                   (c)  A    revised    and    restructured
          replacement common stock warrant in MTI currently owned by MIDLAND, providing for the issuance of warrants to purchase 571,429 post-reverse split shares of common stock of MTI at an exercise price of $1.00 per share exercisable during the period commencing as of the date hereof through July 10, 2000, in addition to a revised and restructured replacement common stock purchase warrant owned by Robert Trump in MTI, providing for the issuance of warrants to purchase 723,572 post-reverse split shares of common stock of MTI at an exercise price of $1.00 per share exercisable during the period commencing as of the date hereof through July 10, 2000.



               SECOND:             The parties  understand and  agree  that
               -------
          upon execution of the within settlement agreement that MTI will transfer to MIDLAND and Trump 439,999 shares of common stock owned by it in NPSC, 180,000 common stock purchase warrants in NPSC and a revised common stock purchase warrants in MTI to MIDLAND and Trump as provided for herein. Annexed hereto and marked Exhibit 1 is the form of revised and restructured common stock purchase warrant in MTI to be issued to each of MIDLAND and Trump.

               THIRD:              MTI warrants and represents that MTI has
               ------
          the right and power to transfer the stock and warrants in NPSC to Midland pursuant to this agreement. MTI has not transferred or pledged the stock and warrants in NPSC to any party other than Midland and since the pledge of a first priority security interest in the stock to Midland on or about July 11, 1994, MTI has not incurred, nor permitted to be incurred, any other liens, claims, charges, adverse interests, restrictions or encumbrances affecting such stock or warrants (except for certain transfer restrictions set forth in a "lock-up" agreement between MTI and
          NPSC). MTI is not aware of any claims of third parties relating to such stock or warrants. The securities being transferred to MIDLAND and Trump in full settlement of the promissory note and debt due to MIDLAND by MTI are being accepted by MIDLAND and



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          Trump based  upon the  within representations  and warranties  by
          MTI.

               FOURTH:             Upon tendering of the stock and warrants
               -------
          referred to herein, MIDLAND agrees that it will provide satisfactions of all liens provided to it by MTI as per the July 11, 1994 agreement. Effective upon the execution and delivery of this agreement by both MTI and MIDLAND and the consummation of the transactions referred to herein, MTI and MIDLAND each hereby release and discharge the other from all claims arising out of the promissory note and debt due from MTI to MIDLAND, except with regard to any matters contained in or referred to in this agreement and except further that nothing herein shall be deemed to release or discharge MTI from its obligations relating to (a) MTI's agreements with Robert S. Trump relating to MTI's securities or (b) MTI's agreements relating to Financial Performance Corporation, except that MTI will be required to comply with the terms of its settlement agreement with MCI Telecommunications, Inc. It is further understood that MTI will be required to amend its disclosure filing with the SEC concerning the transaction with Midland and that it will provide a copy of the disclosure to Midland and Trump simultaneously with its filing with the SEC.
               FIFTH:              That the parties agree to cooperate with
               ------

          each other in  providing any  additional documents  which may  be


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          required to settle or  to implement the  terms and conditions  of the within settlement agreement. MTI and MIDLAND have taken the appropriate action to implement and ratify the within agreement.

               SIXTH:              The within agreement is governed by the
               ------
          laws of the State of New York and cannot be changed, modified or altered, except in writing executed by the parties hereto.

               SEVENTH:            In the event that  any notice under  the
               --------
          within Agreement is required, said notice shall be in writing, addressed to the parties as follows:
          If to Midland:           Kaufman, Friedman, Plotnicki & Grun, LLP
                                   300 East 42nd Street
                                   New York, New York 10017

          If to MTI:                    Baratta & Goldstein
                                   597 Fifth Avenue
                                   New York, New York 10017

               EIGHTH:             The  parties   hereby  authorize   their
               -------
          respective attorneys to make any revisions, changes or necessary additions to this agreement and all documents executed in connection herewith.
               IN WITNESS WHEREOF, the parties have set their hands and seals the month, day and year first above written.
                                             MIDLAND ASSOCIATES


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                                        By:  /s/ Robert S. Trump
                                             -------------------


                                        MANAGEMENT TECHNOLOGIES, INC.

                                        By: /s/ Peter Svennilson
                                            --------------------